THIS ADDENDUM AGREEMENT is made the 21st day of November 2012

BETWEEN:

1. ARX GOLD CORP (Formerly known as DAULTON CAPITAL CORP) a company registered under the laws of Nevada and publicly trading with stock market symbol DUCP, whose principal office is at Level 13, 40 Creek Street, Brisbane, 4000, Queensland, Australia ("DUCP");

2. ASCOT MINING PLC a company registered under the laws of England and Wales with company number 6009952 whose registered office is at 4th Floor, 36 Spital Square, London, E1 6DY ("ASCOT"); and

3. VERITAS GOLD CR SA a company incorporated under the laws of Costa Rica whose registered office is in Costa Rica and whose business address is at 4th Floor, 36 Spital Square, London, E1 6DY ("Veritas")

WHEREAS:

(A) By an Agreement dated 31st October 2012 between the parties (the "Agreement") the parties thereto entered into an agreement to govern the terms of the purchase by DUCP from ASCOT of 50% of the issued shares of Veritas in exchange for the delivery of a number of shares in ARX and a $2.5m Loan from DUCP to Veritas on the terms and conditions therein appearing.

(B) The parties wish to vary the terms for the completion of the intended transactions under the Agreement.

(C) This Addendum Agreement is supplemental to the Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. The parties hereby agree that with effect from the date hereof the terms of the Agreement shall be varied as follows, with the defined terms in the Agreement having the same meanings as in this Addendum Agreement:

   1.1 the 'Completion Date' shall be extended to on or before 30th November 2012.

   1.2 ARX may in its absolute discretion procure that the 'Completion Advance' may be delivered by Musketeer Holdings Corp in substitution for ARX, subject to the primary obligation remaining with ARX.

   1.3 the consideration for the transfer by ASCOT of the 50% shareholding in Veritas shall be increased from the delivery of 100 million of the common shares in ARX to a total of 200 million common shares.

BJ

2. Subject only to modifications referred to herein and such further alteration and variation (if any) as may be necessary to make the Agreement consistent with this Addendum Agreement, the Agreement shall remain in full force and effect.

3. This agreement shall be governed by the construed in accordance with the laws of England and Wales.

IN WITNESS WHEREOF the parties hereto have executed this Agreement and the day and year first above written.

Executed as a Deed by)
ARX GOLD CORP (DUCP))
Acting by:)

Brian Smith, Chief Executive Officer

Executed as a Deed by)
ASCOT MINING PLC)
Acting by:)

David Jackson, Director/Chairman

Graham May, Secretary

Executed as a Deed by)
VERITAS GOLD CR SA)
Acting by:)

David Jackson, President